UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2018

Central Index Key Number of the issuing entity: 0001722194

Benchmark 2018-B1 Mortgage Trust

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001013454

Deutsche Mortgage & Asset Receiving Corporation

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001541294

German American Capital Corporation

Central Index Key Number of the sponsor: 0000835271

JPMorgan Chase Bank, National Association

Central Index Key Number of the sponsor: 0001701238

Citi Real Estate Funding Inc.

(Exact Names of the Sponsors as Specified in their Charters)

Delaware	333-206705-12	04-3310019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Wall Street, New York, New York	10005
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (212) 250-2500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note.

This Form 8-K/A amends the Current Report on Form 8-K, dated and filed on January 31, 2018, as amended by the Current Report on Form 8-K/A, dated and filed on February 27, 2018, with respect to Benchmark 2018-B1 Mortgage Trust (the “Form 8-K”). The purpose of this amendment is to make certain clerical revisions to the version of the agreement filed as Exhibit 99.22 to the Form 8-K. No other changes have been made to the Form 8-K other than the changes described above.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits:

99.22      Co-Lender Agreement, dated as of January 31, 2018, by and between JPMorgan Chase Bank, National Association, as initial note A-1 holder, JPMorgan Chase Bank, National Association, as initial note A-2 holder, and JPMorgan Chase Bank, National Association, as initial note A-3 holder, relating to the Marriott Charlotte City Center Whole Loan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

By: /s/ Matt Smith
Name: Matt Smith
Title: Director

By: /s/ Natalie Grainger
Name: Natalie Grainger
Title: Director

Dated: April 16, 2018

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Exhibit Index

Exhibit No.	Description
99.22	Co-Lender Agreement, dated as of January 31, 2018, by and between JPMorgan Chase Bank, National Association, as initial note A-1 holder, JPMorgan Chase Bank, National Association, as initial note A-2 holder, and JPMorgan Chase Bank, National Association, as initial note A-3 holder, relating to the Marriott Charlotte City Center Whole Loan.

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